Independent auditors' consent
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The board and shareholders AXP Tax-Free Money Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    February 19, 2002